As filed with the Securities and Exchange Commission on June 26, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CELL THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Washington	501 Elliott Avenue West, Suite 400 Seattle, WA 98119	91-1533912
(State of incorporation)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan, as amended

(Full title of the plan)

James A. Bianco

President and Chief Executive Officer

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 400

Seattle, WA 98119

(206) 272-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael J. Kennedy, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market, Spear Tower, Suite 3300

San Francisco, CA 94105

(415) 947-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, no par value, including associated Preferred Stock Purchase Rights	150,000	$9.51	$1,426,500	$115.40

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the ‘Securities Act’) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq National Market on June 24, 2003.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on September 18, 1997 (No. 333-35919), July 13, 1998 (No. 333-58957), July 16, 2001 (No. 333-65200) and July 24, 2002 (No. 333-97015) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission:

1.	The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed April 30, 2003 which contains audited financial statements for the Registrant’s latest fiscal year for which audited financial statements have been filed;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed May 12, 2003;

3.	The Registrant’s Definitive 14A Proxy Statement filed May 14, 2003;

4.	The Registrant’s Current Reports on Form 8-K filed April 22, 2003, June 17, 2003 and June 19, 2003;

5.	The Registrant’s Registration Statement on Form 10 filed with the SEC on April 29, 1996 (as amended on June 27, 1996 and June 28, 1996) and the Registrant’s Registration Statement on Form 8-A filed with the SEC on November 15, 1996, (as amended by a Form 8-A/A filed with the SEC on January 10, 2003).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 8.    Exhibits

Exhibit Number	Document

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”).

10.1	Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan, as amended.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of WSGR (contained in Exhibit 5.1).

24.1	Power of Attorney (see Signature Page to this Registration Statement).

Item 9.    Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Cell Therapeutics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 26, 2003.

CELL THERAPEUTICS, INC.

By:	/s/ JAMES A. BIANCO
James A. Bianco President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Bianco and Louis A. Bianco, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MAX E. LINK Max E. Link	Chairman of the Board and Director	June 26, 2003

/s/ JAMES A. BIANCO James A. Bianco	President and Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2003

/s/ LOUIS A. BIANCO Louis A. Bianco	Executive Vice President, Finance and Administration (Principal Financial Officer and Principal Accounting Officer)	June 26, 2003

/s/ JACK L. BOWMAN Jack L. Bowman	Director	June 26, 2003

/s/ JOHN M. FLUKE John M. Fluke	Director	June 26, 2003

/s/ VARTAN GREGORIAN Vartan Gregorian	Director	June 26, 2003

/s/ MARY O. MUNDINGER Mary O. Mundinger	Director	June 26, 2003

/s/ PHILLIP M. NUDELMAN Phillip M. Nudelman	Director	June 26, 2003

/s/ JACK W. SINGER Jack W. Singer	Director	June 26, 2003

/s/ MARTIN P. SUTTER Martin P. Sutter	Director	June 26, 2003

INDEX TO EXHIBITS

Exhibit Number	Document

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”).

10.1	Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan, as amended.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of WSGR (contained in Exhibit 5.1).

24.1	Power of Attorney (see Signature Page to this Registration Statement).